                                                                    ------------
                                                                     Exhibit 4.3
                                                                    ------------

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES
ACT OF 1933 (THE "ACT"). THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED,
SOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE ACT AND
APPLICABLE STATE SECURITIES LAWS, OR SUCH OFFERS, SALES AND TRANSFERS ARE MADE
PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE
LAWS.

                              CONVERTIBLE DEBENTURE
                              ---------------------

________, 2005                                                        $_________

         CREATIVE ENTERPRISES INTERNATIONAL, INC., a Nevada corporation (the
"COMPANY" or the "MAKER") hereby promises to pay to ________________ (the
"HOLDER") the sum of ____________________ ($_______) (the "PRINCIPAL") on the
earlier of (i) _____, 2007 (the "MATURITY DATE"), and (ii) the date on which there is an acceleration pursuant to the terms of this Convertible Debenture
(the "DEBENTURE"), and to pay interest on the Principal, which shall accrue at the rate of 10% per annum (except as provided in Section 1.3), calculated for the actual number of days the Principal is outstanding and interest is accrued and unpaid based on a 360-day year, in accordance with the terms hereof. Such payment shall be made in lawful money of the United States of America at such address as the Holder shall hereafter give to the Maker by written notice made in accordance with the provisions hereof.

         The following terms apply to this Debenture:

                                    ARTICLE I
           SUBSCRIPTION AGREEMENT; ACCELERATION; INTEREST; PREPAYMENT

         1.1  Subscription Agreement. This Debenture is one of a duly authorized issue of Convertible Debentures, sold or to be sold, by the Company, in original authorized principal amount, similar in terms except for dates, principal amounts and named payees and is issued in connection with a certain Subscription
Agreement of even date, between the Maker and the Holder and other signatories thereto (the "Subscription Agreement"), all terms of which are incorporated herein by this reference and hereby made a part of this Debenture. This
Debenture is an unsecured obligation of the Company and is being issued pari passu with the other Debentures sold by the Company in the private placement contemplated by the Subscription Agreement. By its acceptance of this Debenture, each Holder agrees to be bound by the terms of the Subscription Agreement. All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Subscription Agreement.

         1.2  Acceleration of Maturity Date. Subject to Article IV of this
Debenture, the Principal and accrued and unpaid Interest shall become immediately due and payable upon the occurrence of an Event of Default (as defined herein), which event shall be deemed an Acceleration Date.

         1.3.  Payment of Interest. Payment of accrued Interest on the Principal shall be paid in cash in full on the Maturity Date or such earlier date on which the Principal is paid to the Holder or on which the Debenture is converted pursuant to the terms hereof. Notwithstanding the foregoing, unless previously converted in full in accordance with Section 2 hereof and so long as the
Interest Shares (as defined below) are covered by an effective registration statement providing for the resale thereof, the accrued but unpaid interest on this Debenture may be paid, at the sole option of the Company, in cash or in shares (the "Interest Shares") of Common Stock, par value $.001 per share, of the Company, upon at least ten (10) days' prior written notice (the "Interest
Share Notice"). In such event, the holder of this Debenture shall be entitled to receive that number of Interest Shares equal to (i) the then-accrued but unpaid interest of this Debenture divided by the average closing price for the five (5)
consecutive trading days ending not more than three (3) days prior to the date of the Interest Share Notice. All payments made by the Maker on this Debenture shall be applied first to the payment of accrued and unpaid Interest on this
Debenture and then to the reduction of the unpaid principal balance of this
Debenture. Payments of Principal and Interest shall be deemed made on the date such payment is deposited or, if mailed, on the date deposited in the mail with proper postage and addressed to the Holder at the address shown on the records of the Company, or such other address as provided to the Maker in writing by the
Holder. In the event that the date for the payment of any amount payable under this Debenture falls due on a Saturday, Sunday or public holiday under the laws of the State of New York, the time for payment of such amount shall be extended to the next succeeding business day and Interest shall continue to accrue on any principal amount so effected until the payment thereof on such extended due date.

         1.4  Prepayment. (a)  The Company shall have the option to prepay some or all of this Debenture, pursuant to the provisions of this Section 1.4. The prepayment price shall be equal to 100% of the outstanding Principal amount of the Debenture to be prepaid, together with accrued and unpaid Interest thereon through the date of prepayment (the "Prepayment Date"). If this Debenture is called for prepayment pursuant this Section 1.4, the Company shall give written notice to the Holder not less than thirty (30) days nor more than sixty (60)
days prior to the Prepayment Date, setting forth the prepayment price to be paid, instructions for presentation of the Debentures for prepayment and the
Prepayment Date. Upon notice of any prepayment, the Company covenants and agrees that upon presentation of the Debentures, it will pay on the Prepayment Date, the Principal to be prepaid as specified in such notice, together with accrued and unpaid Interest to the Prepayment Date in cash (the "Prepayment Amount").
Holders may convert their Debentures pursuant to Article II of this Debenture during the period from the date of notice of prepayment until 5:00 p.m. Eastern
Time on the business day immediately prior to the Prepayment Date.

                  (b)  If any Holder does not wish to convert the Debenture
being prepaid, it should cause such Debenture to be timely delivered to the
Company at its principal offices after receiving the notice of prepayment required by this Section 1.4. If on or before the Prepayment Date all funds necessary to pay for the Debentures to be prepaid shall have been set aside by the Company for the benefit of such Holders, then, on and after said Prepayment
Date, notwithstanding that any Debenture subject to prepayment shall not have been surrendered for prepayment, the obligation evidenced by all Debentures not surrendered for prepayment or

effectively converted shall be deemed no longer outstanding, and all rights with respect thereto shall forthwith cease and terminate, except only the right of the holder of each Debenture subject to prepayment to receive the Prepayment
Amount to which he would be entitled upon receiving notice of prepayment.

                                   ARTICLE II
                       CONVERSION RIGHTS; CONVERSION PRICE

         2.1  Voluntary Conversion by Holder. The Holder shall have the right prior to the date on which this Debenture is paid in full, to convert at any time, or from time to time, any part of the outstanding Principal amount of this
Debenture into fully paid and non-assessable shares of Common Stock and Common
Stock Purchase Warrants ("Conversion Warrants") of the Maker (the "CONVERSION
UNITS") at the Conversion Price (as defined below) determined as provided herein. Promptly after the surrender of this Debenture, accompanied by a Notice of Conversion of Convertible Debenture in the form attached hereto as Exhibit 1, properly completed and duly executed by the Holder (a "CONVERSION NOTICE"), the
Maker shall issue and deliver to or upon the order of the Holder that number of shares of Common Stock and Conversion Warrants for the balance of this Debenture converted as shall be determined in accordance herewith.

         2.2  The number of shares of Common Stock to be issued upon each conversion of this Debenture shall be determined by dividing (i) the amount of
Principal to be converted by (ii) the Conversion Price in effect on the date the
Conversion Notice is delivered to the Maker by the Holder. The number of
Conversion Warrants to be issued to Holder upon conversion of this Debenture shall be equal to the number of shares of Common Stock issued upon conversion of this Debenture.

         2.3  Conversion Price. Upon any conversion of this Debenture, the conversion price shall be $0.40, subject to adjustment from time to time upon the happening of certain events (the "CONVERSION PRICE") as set forth below.

                  (a)  Subdivision. If the Company, at any time while Debentures remain outstanding, shall (i) subdivide the Common Stock (or effect a similar transaction), the Conversion Price shall be proportionately reduced or (ii)
effect a reverse stock split or similar transaction, the Conversion Price shall be proportionately increased, as the case may be, as of the effective date of such subdivision, reverse stock split or similar transaction, or, if the Company shall take a record of holders of its Common Stock for the purpose of any such transaction, as of such record date, whichever is earlier (provided if such transaction does not actually occur, such adjustment shall not be made).

                  (b)  Stock Dividends. If the Company at any time while any
Debentures are outstanding shall pay a dividend in shares of, or make other distribution of shares of, the Common Stock, then the Conversion Price shall be adjusted, as of the date the Company shall take a record of the holders of its
Common Stock for the purpose of receiving such dividend or other distribution
(or if no such record is taken, as at the date of such payment or other distribution), to that price determined by multiplying the Conversion Price in effect immediately

prior to such payment or other distribution by a fraction (a) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (b) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

         2.4  Reclassification, Consolidation or Merger. At any time while this
Debenture remains outstanding, in case of any reclassification or change of
Common Stock (other than a change in par value, or from par value to no par value per share, or from no par value per share to par value or as a result of a subdivision or combination of Common Stock) or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change, other than a change in par value, or from par value to no par value per share, or from no par value per share to par value, or as a result of a subdivision or combination Common
Stock), or in the case of any sale or transfer to another corporation of the property of the Company as an entirety or substantially as an entirety, the
Company, or such successor or purchasing corporation, as the case may be, shall, without payment of any additional consideration therefor, execute new debentures providing that the holders of the Debentures shall have the right to exercise such new debentures (upon terms not less favorable to the holders than those then applicable to the Debentures) and to receive upon such exercise, in lieu of each share of Common Stock theretofore issuable upon exercise of the Debentures, the kind and amount of shares of stock, other securities, money or property receivable upon such reclassification, change, consolidation, merger, sale or transfer by the Holder of one share of Common Stock issuable upon exercise of the Debentures had the Debentures been converted immediately prior to such reclassification, change, consolidation, merger, sale or transfer. Such new debentures shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article II. The provisions of this Section 2.4 shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales and transfers.

         2.5  Method of Conversion. Except as otherwise provided in this
Debenture or agreed to by the Holder, this Debenture may be converted by the
Holder pursuant to its conversion rights set forth in Section 2.1 in whole at any time or in part (provided such partial conversion is at least $10,000) from time to time as follows:

         (i)  in the event of a Holder electing to exercise its conversion rights, submitting to the Maker a Conversion Notice (by
              facsimile dispatched on the Conversion Date and confirmed by
              U.S. mail or overnight mail service sent within two business days thereafter) and surrendering this Debenture with the
              mailed confirmation of the Conversion Notice at the principal office of the Maker.

Upon a partial conversion of this Debenture, a new debenture containing the same date and provisions as this Debenture shall be issued by the Maker to the Holder for the balance due hereunder which shall not have been converted. By its acceptance of this Debenture, each Holder agrees to be bound by the terms of the
Subscription Agreement.

         2.6  Restrictions on Securities. This Debenture has been issued by the
Maker pursuant to the exemption from registration under the Securities Act of
1933, as amended (the "ACT"). The shares of Common Stock and Conversion Warrants issuable upon conversion of this Debenture and the Warrant Shares issuable upon exercise of the Conversion Warrants may not be offered, sold or otherwise transferred unless (i) they first shall have been registered under the Act and applicable state securities laws or (ii) the Maker shall have been furnished with an opinion of legal counsel (in form, substance and scope reasonably acceptable to Maker) to the effect that such sale or transfer is exempt from the registration requirements of the Act. Each certificate for shares of Common
Stock and Conversion Warrants issuable upon conversion of this Debenture and
Warrant Shares issuable upon exercise of the Conversion Warrants that have not been so registered and that have not been sold pursuant to an exemption that permits removal of the applicable legend, shall bear a legend substantially in the following form, as appropriate:

              THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED
              UNDER THE SECURITIES ACT OF 1933 (THE "ACT"). THE SECURITIES
              REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE
              TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE ACT AND
              APPLICABLE STATE SECURITIES LAWS, OR SUCH OFFERS, SALES AND
              TRANSFERS ARE MADE PURSUANT TO AN AVAILABLE EXEMPTION FROM THE
              REGISTRATION REQUIREMENTS OF THOSE LAWS.

Upon the request of a holder of a certificate representing any shares of Common
Stock issuable upon conversion of this Debenture, the Maker shall remove the foregoing legend from the certificate or issue to such Holder a new certificate therefor free of any transfer legend, if (i) with such request, the Maker shall have received an opinion of counsel, reasonably satisfactory to the Maker in form, substance and scope, to the effect that any such legend may be removed from such certificate or (ii) a registration statement under the Act covering such securities is in effect.

         2.7  Registration Rights. The Holder shall be entitled to all of the rights and subject to all of the obligations regarding registration of the shares of Common Stock issuable upon Conversion of this Debenture, as described in Section 7 of the Subscription Agreement of even date herewith between the
Company and the original holder hereof.

                                   ARTICLE III
                                    COVENANTS

         3.1  Covenants of Maker. Maker covenants and agrees that, so long as this Debenture remains outstanding and unpaid, in whole or in part, unless it receives the prior written consent of the holders of not less than 50% of principal amount of the Debenture outstanding at the time (the "Majority
Holders"):

                  (a)  Maker will, and will cause each of its Subsidiaries to, promptly pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon it, its income and profits, or any of its property, before the same shall become in default, as well as all lawful claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof. However, Maker or such
Subsidiary shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and Maker or such Subsidiary, as the case may be, shall set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim so contested;

                  (b)  Maker will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all laws applicable to Maker as its counsel may advise;

                  (c)  Maker will, and will cause each of its Subsidiaries to, at all times maintain, preserve, protect and keep its property used or useful in the conduct of its business in good repair, working order and condition and will, from time to time, make all necessary and proper repairs, renewals, replacements, betterments and improvements thereto;

                  (d)  Maker will, and will cause each of its Subsidiaries to, keep adequately insured, by financially sound reputable insurers, all property of a character usually insured by similar corporations and carry such other insurance as is usually carried by similar corporations;

                  (e)  Maker will, promptly following the occurrence of an Event of Default or of any condition or event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default, furnish a statement of Maker's President or Chief Financial Officer to Payee setting forth the details of such Event of Default or condition or event and the action which
Maker intends to take with respect thereto;

                  (f)  Maker will, and will cause each of its Subsidiaries to, at all times maintain books of account in which all of its financial transactions are duly recorded in conformance with generally accepted accounting principles;

                  (g)  Maker covenants and agrees that it will at all times
reserve and keep available out of its authorized capital stock such number of shares of Common Stock as may be required for issuance upon conversion of the
Debentures or payment of interest in Interest Shares; and

                  (h)  Maker will not, and will not permit any of its
Subsidiaries to, make any loan to any executive officer or any person who is or becomes a holder of 5% of the capital stock of Maker, other than for reasonable advances for expenses in the ordinary course of business or as compensation for services, not to exceed $100,000 in any calendar year.

                                   ARTICLE IV
                                EVENTS OF DEFAULT

         4.1  Default. If one or more of the following events shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), and the Majority
Holders shall have given fifteen (15) days prior written notice to the Company
(except no notice is required for events in subsection 4.1(e) through 4.1(i)) by certified or registered mail, return receipt requested, and the Company shall not have cured the default within such period (herein called, after such notice, if applicable, "Events of Default"), then an Event of Default shall be deemed to have occurred:

                  (a)  default in the due and punctual payment of the Principal of, or Interest on this Debenture or any other Debenture when and as the same shall become due and payable, whether at the Maturity Date, the Acceleration
Date or otherwise;

                  (b)  breach by the Company of any covenant contained in this
Debenture or any provision of the Subscription Agreement executed in connection with the sale and purchase of the Debentures;

                  (c)  Default by the Company in the conversion of any of the
Debentures, which default continues for a period of 30 days;

                  (d)  The Company makes, or consents to, an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due;

                  (e)  An order, judgment or decree is entered adjudicating the
Company or any Subsidiary bankrupt or insolvent;

                  (f)  The Company or any Subsidiary, petitions or applies to any tribunal for the appointment of a trustee or receiver of the Company or any
Subsidiary, or of any substantial part of the assets of the Company or any
Subsidiary, or commences any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Subsidiary) relating to the Company or a Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction whether now or hereafter in effect;

                  (g)  Any such petition or application is filed, or any such proceedings are commenced, against the Company or any Subsidiary, and the
Company or any Subsidiary by any act indicates its approval thereof, consent or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee or receiver, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 60 days;

                  (h)  Any order, judgment or decree is entered in any
proceedings against the Company or any Subsidiary decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 60 days;

                  (i)  Any order, judgment or decree is entered in any
proceedings against the Company or any Subsidiary decreeing a split-up of the
Company which requires the divestiture of in excess of 25% of the consolidated assets of the Company and its Subsidiaries, or the divestiture of the stock of a
Subsidiary and such order, judgment or decree remains unstayed and in effect for more than 60 days;

                  (j)  The dissolution of Maker or any material Subsidiary of
Maker or any vote in favor thereof by the board of directors and shareholders of
Maker or any material Subsidiary of Maker; or

                  (k)  Any representation or warranty made by the Company or any of its Subsidiaries to the Holders under any of the Subscription Agreements and any documents delivered, in connection therewith was, when made, untrue or misleading and such breach has a material adverse effect on the Company and its
Subsidiaries, taken as whole.

         4.2  Upon the occurrence of any Event of Default described in subsections 4.1(e) through (i), the unpaid principal amount of all this
Debenture, together with the Interest accrued thereon (which Interest shall be deemed matured) shall become immediately due and payable, without declaration by the Holder, demand or notice to Maker or other requirements of any kind, all of which are hereby expressly waived by Maker. Upon the occurrence of any Event of
Default, other than pursuant to subsections 4.1(e) through 4.1(i), the Majority
Holders, by notice in writing to the Company, may declare the unpaid Principal amount of this Debenture and such accrued Interest to be, and the same shall forthwith become, due and payable, without presentment, demand, protest or other notice or other requirements of any kind all of which are hereby expressly waived by Maker.

                                    ARTICLE V
                                  MISCELLANEOUS

         5.1  Failure or Indulgency Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         5.2  Notices. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by courier or sent by
United States mail and shall be deemed to have been given upon receipt if personally served (which shall include telephone line facsimile transmission) or sent by courier or three (3) days after being deposited in the United States mail, certified, with postage pre-paid and properly addressed, if sent by mail.
For the purposes hereof, the address of the Holder shall be as shown on the records of the Maker; and the

address of the Maker shall be 825 Lafayette Road, Bryn Mawr, Pennsylvania 19010.
Both the Holder and the Maker may change the address for service by delivery of written notice to the other as herein provided.

         5.3  Amendment Provision. This Debenture and any provision hereof may be amended only by an instrument in writing signed by the Maker and the Holder.

         5.4  Assignability. This Debenture shall be binding upon the Maker and its successors and assigns and shall inure to be the benefit of the Holder and its successors and assigns; provided, however, that so long as no Event of
Default has occurred, this Debenture shall only be transferable in whole or in increments of $10,000 subject to the restrictions contained in the restrictive legend on the first page of this Debenture.

         5.5  No Recourse. Each Debenture is issued upon the express condition, to which each successive holder expressly assents and by receiving the same agrees, that no recourse under or upon any obligation, covenant or agreement of the Debentures, or for the payment of the Principal of, or premium, if any, or the Interest on, a Debenture, or for any claim based on a Debenture, or otherwise in respect hereof, shall be had against any incorporator or any past, present or future stockholder, officer or director, as such, of the Company or of any successor corporation, whether by virtue of the constitution, statute or rule of law or by any assessment or penalty or otherwise howsoever, all such individual liability being hereby expressly waived and released as a condition of and as a part of the consideration for the execution and issue of the
Debentures; provided, however, that nothing herein shall prevent enforcement of the liability, if any, of any stockholder or subscriber to capital stock upon or in respect of capital stock not fully paid.

         5.6  Waiver of Demand. Maker hereby expressly waives demand and presentment for payment notice of nonpayment, notice of dishonor, protest, notice of protest, bringing of suit, and diligence in taking any legal action or remedy to collect amounts called for hereunder.

         5.7  Cost of Collection. If default is made in the payment of this
Debenture, the Maker shall pay the Holder hereof costs of collection, including reasonable attorneys' fees.

         5.8  Governing Law. This Debenture shall be governed by the internal laws of the State of New York, without regard to conflicts of laws principles.
The parties hereto hereby submit to the exclusive jurisdiction of the State of
New York with respect to any dispute arising under this Debenture.

         5.9  Suits for Enforcement and Remedies. If any one or more Events of
Default shall occur, the Holder may proceed to (i) protect and enforce Holder's rights either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, condition or agreement contained in this
Debenture or in any agreement or document referred to herein or in aid of the exercise of any power granted in this Debenture or in any agreement or document referred to herein, (ii) enforce the payment of this Debenture, or (iii) enforce any other legal or equitable right of the Holder. No right or remedy herein or in any other agreement or instrument

conferred upon the Holder of this Debenture is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and shall be in addition to every right and remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

         5.10  Denominations. At the request of the Holder, upon surrender of this Debenture, the Maker shall promptly issue new Debentures in the aggregate outstanding principal amount hereof, in the form hereof, in such denominations of at least $10,000 as the Holder shall request.

         5.11  Replacement of Debenture. Upon receipt of evidence reasonably satisfactory to the Maker of the loss, theft, destruction or mutilation of this
Debenture and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the
Maker, or, in the case of any such mutilation, upon surrender and cancellation of this Debenture, the Maker, at its expense, will execute and deliver, in lieu thereof, a new Debenture of like tenor.

         5.12  Withholding Tax. The Holder of this Debenture agrees to bear the cost of any U.S. withholding tax on interest payable under this Debenture.

         5.13  Investment Purpose. The Holder of this Debenture, by acceptance hereof, agrees that this Debenture is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Debenture or the
Common Stock or Conversion Warrants issuable upon conversion hereof or Warrant
Shares issuable upon exercise of the Conversion Warrants except under circumstances that will not result in a violation of the Act or any applicable state securities laws or similar laws relating to the sale of securities.

         5.14  Severability. In case any provision of this Debenture is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Debenture will not in any way be affected or impaired thereby.

         5.15  Interest Rate. If any interest rate specified herein is held to be impermissible, then the rate charged on the indebtedness represented hereby shall be reduced to the highest rate then permitted by law.

         5.16  Headings. The headings of the sections of this Debenture are inserted for convenience only and do not affect the meaning of such section.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                       10

         IN WITNESS WHEREOF, the Maker has caused this Debenture to be executed this __ day of _________, 200

[SEAL]                              CREATIVE ENTERPRISES INTERNATIONAL, INC.

                                    By:_______________________________
                                       Name: Michael Salaman
                                       Title: Chief Executive Officer

                                       11

EXHIBIT 1
---------
                              NOTICE OF CONVERSION
                            OF CONVERTIBLE DEBENTURE

TO: [______________________]

1.    Pursuant to the terms of the attached Convertible Debenture (the
"Debenture"), the undersigned hereby elects to convert $       principal amount
of the Debenture into shares of Common Stock and Conversion Warrants of Creative
Enterprises International, Inc. (the "Maker"). Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the
Debenture.

2.    Please issue a certificate or certificates for the number of shares of
Common Stock and Conversion Warrants into which such principal amount of the
Debenture is convertible in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

         __________________________           ________________________________
         Name                                 Name

         __________________________           ________________________________
         Address                              Address

         __________________________           ________________________________
         SS or Tax ID Number                  SS or Tax ID Number

3.    In the event of partial exercise, please reissue an appropriate
Debenture(s) for the balance that shall not have been converted.

4.    The undersigned represents and warrants that (i) all of the requirements of the Securities Act of 1933, as amended (the "ACT"), applicable to the undersigned have been complied with by the undersigned and (ii) the undersigned has not engaged in any transaction or series of transactions that is a part of or a plan or scheme to evade the registration requirements of the Act.

Date: _______________________              ____________________________________
                                           Signature of Registered Holder
                                           (Must be signed exactly as name
                                           appears in the Debenture. The
                                           signature must be notarized.)

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